Facebook Reports First Quarter 2021 Results

MENLO PARK, Calif. – April 28, 2021 – Facebook, Inc. (Nasdaq: FB) today reported financial results for the quarter ended March 31, 2021.

"We had a strong quarter as we helped people stay connected and businesses grow," said Mark Zuckerberg, Facebook founder and CEO. "We will continue to invest aggressively to deliver new and meaningful experiences for years to come, including in newer areas like augmented and virtual reality, commerce, and the creator economy."

First Quarter 2021 Financial Highlights

	Three Months Ended March 31,		Year-over-Year % Change
In millions, except percentages and per share amounts	2021	2020
Revenue:
Advertising	$25,439	$17,440	46%
Other	732	297	146%
Total revenue	26,171	17,737	48%
Total costs and expenses	14,793	11,844	25%
Income from operations	$11,378	$5,893	93%
Operating margin	43%	33%
Provision for income taxes	$2,006	$959	109%
Effective tax rate	17%	16%
Net income	$9,497	$4,902	94%
Diluted earnings per share (EPS)	$3.30	$1.71	93%

First Quarter 2021 Operational and Other Financial Highlights

•Facebook daily active users (DAUs) – DAUs were 1.88 billion on average for March 2021, an increase of 8% year-over-year.
•Facebook monthly active users (MAUs) – MAUs were 2.85 billion as of March 31, 2021, an increase of 10% year-over-year.
•Family daily active people (DAP) – DAP was 2.72 billion on average for March 2021, an increase of 15% year-over-year.
•Family monthly active people (MAP) – MAP was 3.45 billion as of March 31, 2021, an increase of 15% year-over-year.
•Capital expenditures – Capital expenditures, including principal payments on finance leases, were $4.42 billion for the first quarter of 2021.
•Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $64.22 billion as of March 31, 2021.
•Headcount – Headcount was 60,654 as of March 31, 2021, an increase of 26% year-over-year.

CFO Outlook Commentary

We are pleased with the strength of our advertising revenue growth in the first quarter of 2021, which was driven by a 30% year-over-year increase in the average price per ad and a 12% increase in the number of ads delivered. We expect that advertising revenue growth will continue to be primarily driven by price during the rest of 2021.

We expect second quarter 2021 year-over-year total revenue growth to remain stable or modestly accelerate relative to the growth rate in the first quarter of 2021 as we lap slower growth related to the pandemic during the second quarter of 2020. In the third and fourth quarters of 2021, we expect year-over-year total revenue growth rates to significantly decelerate sequentially as we lap periods of increasingly strong growth. We continue to expect increased ad targeting headwinds in 2021 from regulatory and platform changes, notably the recently-launched iOS 14.5 update, which we expect to begin having an impact in the second quarter. This is factored into our outlook.

There is also continuing uncertainty around the viability of transatlantic data transfers in light of recent European regulatory developments, and like companies across a wide range of industries, we are closely monitoring the potential impact on our European operations as these developments progress.

We expect 2021 total expenses to be in the range of $70-73 billion, updated from our prior outlook of $68-73 billion. The year-over-year growth in expenses is driven by investments in technical and product talent, infrastructure, and consumer hardware-related costs. We remain committed to investing for long-term growth and our expense outlook reflects the underlying strength of our business and the compelling investment opportunities we see across our products, including consumer hardware.

We expect 2021 capital expenditures to be in the range of $19-21 billion, down from our prior estimate of $21-23 billion. Our capital expenditures are driven primarily by our investments in data centers, servers, network infrastructure, and office facilities.

We continue to expect our full-year 2021 tax rate to be in the high-teens.

Webcast and Conference Call Information
Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Facebook's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Facebook uses the investor.fb.com and about.fb.com/news/ websites as well as Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) and Instagram account (https://www.instagram.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (402) 977-9140 or +1 (800) 633-8284, conference ID 21993135.

Transcripts of conference calls with publishing equity research analysts held today will also be posted to the investor.fb.com website.

About Facebook

Founded in 2004, Facebook's mission is to give people the power to build community and bring the world closer together. People use Facebook's apps and technologies to connect with friends and family, find communities and grow businesses.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Ryan Moore
press@fb.com / about.fb.com/news/

Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: the impact of the COVID-19 pandemic on our business and financial results; our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on data signals and mobile operating systems, networks, and standards that we do not control; risks associated with new products and changes to existing products as well as other new business initiatives; our emphasis on community growth and engagement and the user experience over short-term financial results; maintaining and enhancing our brand and reputation; our ongoing privacy, safety, security, and content review efforts; competition; risks associated with government actions that could restrict access to our products or impair our ability to sell advertising in certain countries; litigation and government inquiries; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on January 28, 2021, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. In addition, please note that the date of this press release is April 28, 2021, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect, advertising revenue excluding foreign exchange effect and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

We exclude the following items from our non-GAAP financial measures:

Foreign exchange effect on revenue. We translated revenue for the three months ended March 31, 2021 using the prior year's monthly exchange rates for our settlement or billing currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.

Purchases of property and equipment; Principal payments on finance leases. We subtract both purchases of property and equipment and principal payments on finance leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we procure such property or equipment with a finance lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2021	2020
Revenue	$26,171	$17,737
Costs and expenses:
Cost of revenue	5,131	3,459
Research and development	5,197	4,015
Marketing and sales	2,843	2,787
General and administrative	1,622	1,583
Total costs and expenses	14,793	11,844
Income from operations	11,378	5,893
Interest and other income (expense), net	125	(32)
Income before provision for income taxes	11,503	5,861
Provision for income taxes	2,006	959
Net income	$9,497	$4,902
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$3.34	$1.72
Diluted	$3.30	$1.71
Weighted-average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,847	2,851
Diluted	2,882	2,868
Share-based compensation expense included in costs and expenses:
Cost of revenue	$118	$94
Research and development	1,408	999
Marketing and sales	174	149
General and administrative	130	93
Total share-based compensation expense	$1,830	$1,335

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$19,513	$17,576
Marketable securities	44,706	44,378
Accounts receivable, net of allowances of $111 and $114 as of March 31, 2021 and December 31, 2020, respectively	10,276	11,335
Prepaid expenses and other current assets	2,827	2,381
Total current assets	77,322	75,670
Equity investments	6,342	6,234
Property and equipment, net	47,720	45,633
Operating lease right-of-use assets, net	10,202	9,348
Intangible assets, net	505	623
Goodwill	19,056	19,050
Other assets	2,376	2,758
Total assets	$163,523	$159,316

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$878	$1,331
Partners payable	1,006	1,093
Operating lease liabilities, current	1,040	1,023
Accrued expenses and other current liabilities	9,411	11,152
Deferred revenue and deposits	382	382
Total current liabilities	12,717	14,981
Operating lease liabilities, non-current	10,574	9,631
Other liabilities	6,575	6,414
Total liabilities	29,866	31,026
Commitments and contingencies
Stockholders' equity:
Common stock and additional paid-in capital	51,160	50,018
Accumulated other comprehensive income	154	927
Retained earnings	82,343	77,345
Total stockholders' equity	133,657	128,290
Total liabilities and stockholders' equity	$163,523	$159,316

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities
Net income	$9,497	$4,902
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,972	1,597
Share-based compensation	1,830	1,335
Deferred income taxes	418	477
Other	(66)	6
Changes in assets and liabilities:
Accounts receivable	849	2,046
Prepaid expenses and other current assets	(461)	(29)
Other assets	(10)	(16)
Accounts payable	(250)	(44)
Partners payable	(72)	(169)
Accrued expenses and other current liabilities	(1,681)	980
Deferred revenue and deposits	6	(16)
Other liabilities	210	(68)
Net cash provided by operating activities	12,242	11,001
Cash flows from investing activities
Purchases of property and equipment	(4,272)	(3,558)
Purchases of marketable securities	(6,231)	(7,884)
Sales of marketable securities	1,650	2,764
Maturities of marketable securities	3,981	4,644
Other investing activities	(2)	(75)
Net cash used in investing activities	(4,874)	(4,109)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(1,077)	(690)
Repurchases of Class A common stock	(3,939)	(1,250)
Principal payments on finance leases	(151)	(100)
Net change in overdraft in cash pooling entities	(50)	(80)
Other financing activities	32	98
Net cash used in financing activities	(5,185)	(2,022)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(246)	(222)
Net increase in cash, cash equivalents, and restricted cash	1,937	4,648
Cash, cash equivalents, and restricted cash at beginning of the period	17,954	19,279
Cash, cash equivalents, and restricted cash at end of the period	$19,891	$23,927

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$19,513	$23,618
Restricted cash, included in prepaid expenses and other current assets	257	137
Restricted cash, included in other assets	121	172
Total cash, cash equivalents, and restricted cash	$19,891	$23,927

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2021	2020
Supplemental cash flow data
Cash paid for income taxes	$2,907	$209
Non-cash investing and financing activities:
Property and equipment in accounts payable and accrued expenses and other current liabilities	$2,198	$1,603
Acquisition of businesses in accrued expenses and other current liabilities and other liabilities	$118	$148
Repurchases of Class A common stock in accrued expenses and other current liabilities	$240	$35

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended March 31,
	2021	2020
GAAP revenue	$26,171	$17,737
Foreign exchange effect on 2021 revenue using 2020 rates	(706)
Revenue excluding foreign exchange effect	$25,465
GAAP revenue year-over-year change %	48%
Revenue excluding foreign exchange effect year-over-year change %	44%
GAAP advertising revenue	$25,439	$17,440
Foreign exchange effect on 2021 advertising revenue using 2020 rates	(695)
Advertising revenue excluding foreign exchange effect	$24,744
GAAP advertising revenue year-over-year change %	46%
Advertising revenue excluding foreign exchange effect year-over-year change %	42%

Net cash provided by operating activities	$12,242	$11,001
Purchases of property and equipment	(4,272)	(3,558)
Principal payments on finance leases	(151)	(100)
Free cash flow	$7,819	$7,343